Exhibit 21

Name of Subsidiary	Description

C.I. Energía Solar S.A.S. E.S. Windows	A simplified stock corporation, organized under the laws of Colombia, which is owned directly by Tecnoglass.

C.I. Energía Solar S.A.S. E.S. Windows Sucursal Bolivia	A branch of C.I. Energía Solar S.A.S E.S. Windows Colombia registered to do business in Bolivia.

C.I ES Metals SAS	A corporation, organized under the laws of Colombia, which is owned directly Tecnoglass.

Componenti USA LLC	A Florida limited liability company organized under the laws of the State of Florida in which is owned solely by GM&P.

ESW Aviation LLC	A limited liability company organized under the laws of the State of Florida in which is owned solely by ES Windows LLC.

E.S. Windows LLC	A limited liability company organized under the laws of the State of Florida in which Tecnoglass and ES are members.

E.S. Windows California, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of California, which is owned solely by ES Windows, LLC..

E.S Windows District of Columbia, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the District of Colombia, which is owned solely by ES Windows, LLC..

E.S Windows Ecommerce, LLC	A limited liability company organized under the laws of the State of Florida, which is owned solely by ES Windows LLC.

ES Windows Guatemala S.A.	A corporation, organized under the laws of Guatemala, which is owned by TG and ES.

E.S Windows Hawaii, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of Hawaii, which is owned solely by ES Windows, LLC..

E.S Windows Illinois, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of Illinois, which is owned solely by ES Windows, LLC..

E.S Windows Maryland, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of Maryland, which is owned solely by ES Windows, LLC...

E.S Windows Massachusetts, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of Massachusetts, which is owned solely by ES Windows, LLC..

E.S Windows New Jersey, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of New Jersey, which is owned solely by ES Windows, LLC..

E.S. Windows New York, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of New York, which is owned solely by ES Windows, LLC..

E.S Windows North Carolina, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of North Carolina, which is owned solely by ES Windows, LLC..

E.S Windows Pennsylvania, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of Pennsylvania, which is owned solely by ES Windows, LLC..

E.S Windows South Carolina, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of South Carolina, which is owned solely by ES Windows, LLC..

E.S Windows Real Estate, LLC	A limited liability company organized under the laws of the State of Florida, which is owned solely by ES Windows LLC.

E.S Windows Texas, LLC	A limited liability company organized under the laws of Florida, dedicated to do business in the state of Texas, which is owned solely by ES Windows, LLC..

E.S. Windows Peru S.A.C.	A corporation, organized under the laws of Peru, which is owned by TG and ES.

GM&P Consulting and Glazing Contractors, Inc.	A corporation organized under the laws of the State of Florida in which Tecnoglass Inc. is the sole member.

Tecnoglass S.A.S	A simplified stock corporation, organized under the laws of Colombia, which is owned directly Tecnoglass.

Tecnoglass LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass is the sole member.

Tecno RE LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass is the sole member.

Ventanas Solar S.A.	A corporation, organized under the laws of Panama, which is owned solely by ES.

Vidrio Andino Holding S.A.S.	A simplified stock corporation where Tecnoglass Inc owns 25,8% of equity interest.